ISSUER FREE WRITING PROSPECTUS

Filed Pursuant to Rule 433

Registration Statement No. 333-277211

Dated July 2, 2025

HSBC USA Inc. Capped In-GEARS

$                 Securities Linked to the S&P 500® Index due on or about July 5, 2030

Investment Description
These Capped In-GEARS (the “Securities”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) linked to the performance of the S&P 500® Index (the “Underlying Index”). The Securities will rank equally with all of our other unsecured and unsubordinated debt obligations. At maturity, if the Final Level is equal to or greater than 183% of the Initial Level, the Issuer will pay the principal amount of the Securities plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Index, which may be significant. We refer to this percentage as the Maximum Gain. If the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level, you will receive a payment equal to 100% of the principal plus a return composed of three parts: (1) 60% of the first 31% increase in the Underlying Index, (2) 400% of the portion between 31% and 40%, and (3) 174% of the portion exceeding 40% up to the Final Level. If the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold, you will receive a payment equal to 100% of the principal plus a return equal to 60% of the first 31% and 400% of the portion between 31% and the Final Level. If the Final Level is equal to or greater than the Downside Threshold but less than 131% of the Initial Level, you will receive a payment equal to 100% of the principal plus a return equal to 60% of the Underlying Index Return. However, if the Final Level is less than the Downside Threshold, the Issuer will pay you a cash payment at maturity that is less than the principal amount, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index. The Initial Level will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Initial Valuation Period, and the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Final Valuation Period. The Downside Threshold are equal to 100% of the Initial Level. Investing in the Securities involves significant risks. The Issuer will not pay any interest on the Securities. You may lose up to 100% of your principal. You will be exposed to the market risk of the Underlying Index and any decline in the level of the Underlying Index may negatively affect your return. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

Enhanced Growth Potential, Subject to Maximum Gain: At maturity, if the Final Level is equal to or greater than 183% of the Initial Level, the Issuer will pay the principal amount of the Securities plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Index, which may be significant. We refer to this percentage as the Maximum Gain.

At maturity, if the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level, you will receive a payment equal to 100% of the principal plus a return composed of three parts: (1) 60% of the first 31% increase in the Underlying Index, (2) 400% of the portion between 31% and 40%, and (3) 174% of the portion exceeding 40% up to the Final Level.

At maturity, if the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold, you will receive a payment equal to 100% of the principal plus a return equal to 60% of the first 31% and 400% of the portion between 31% and the Final Level.

At maturity, if the Final Level is equal to or greater than the Downside Threshold but less than 131% of the Initial Level, you will receive a payment equal to 100% of the principal plus a return equal to 60% of the Underlying Index Return.

Downside Market Exposure: If the Final Level is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in Underlying Index. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates[1]
Trade Date	July 2, 2025
Settlement Date	July 8, 2025
Initial Valuation Period[2]	Each scheduled trading day from and including July 1, 2025 to and including September 29, 2025 (the “Initial Valuation Date”)
Final Valuation Period[2]	Each scheduled trading day from and including April 1, 2030 to and including July 1, 2030 (the “Final Valuation Date”)
Maturity Date[2]	July 5, 2030

[1] Expected. In the event we make any change to the expected Trade Date or Settlement Date, the Initial Valuation Period, the Final Valuation Period, the Initial Valuation Date, the Final Valuation Date and/or the Maturity Date may be changed so that the stated term of the Securities remains the same.

[2] See page 4 for additional details.

The Securities are significantly riskier than conventional debt INSTRUMENTS. the terms of the securities may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES. the Securities CAN have downside MARKET risk SIMILAR TO the UNDERLYING INDEX, WHICH CAN RESULT IN A LOSS OF UP TO 100% OF THE PRINCIPAL AMOUNT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc.  You should not PURCHASE the Securities if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the Securities.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 7 OF THIS FREE WRITING PROSPECTUS AND THE MORE DETAILED “RISK FACTORS” BEGINNING ON PAGE S-1 OF THE ACCOMPANYING EQUITY INDEX UNDERLYING SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES.

Security Offering
These indicative terms relate to the Securities. The return on the Securities is limited to, and will not exceed, the Maximum Gain. The Securities are offered at a minimum investment of 100 Securities at the Price to Public described below. The final terms of the Securities will be determined on the Trade Date.

Underlying Index	Maximum Gain	Maximum Payment at Maturity per Security	Upside Gearing	Upper Threshold	Downside Threshold	CUSIP/ISIN
The S&P 500® Index (“SPX”)	129.42%	$22.942

1.74, if the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level;

4.0, if the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold; or

0.6, if the Final Level is equal to or greater than the Downside Threshold but less than 131% of the Initial Level

				140% of the Initial Level	100% of the Initial Level	40445V415 / US40445V4150

See “Additional Information About HSBC USA Inc. and the Securities” on page 2 of this document. The Securities offered will have the terms specified in the accompanying prospectus dated February 21, 2024, the accompanying prospectus supplement dated February 21, 2024, the accompanying equity index underlying supplement dated February 21, 2024 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or Equity Index Underlying Supplement. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Securities will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Securities from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page hereof for a description of the distribution arrangements.

The Estimated Initial Value of the Securities on the Trade Date is expected to be between $9.375 and $9.875 per Security, which is expected to be less than the price to public. The market value of the Securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Initial Value” on page 5 and “Key Risks” beginning on page 7 of this document for additional information.

	Price to Public(1)	Underwriting Discount(1)	Proceeds to Issuer
Per Security	$10.00	$0.025	$9.975
Total	●	●	●

(1) See “Supplemental Plan of Distribution” on the last page hereof.

The Securities:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC Securities (USA) Inc.

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of Securities identified on the cover page. As a purchaser of a Security, you will acquire a senior unsecured debt instrument linked to the Underlying Index, which will rank equally with all of our other unsecured and unsubordinated debt obligations. Although the offering of Securities relates to the Underlying Index, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Index, or as to the suitability of an investment in the Securities.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024 and the equity index underlying supplement dated February 21, 2024. If the terms of the Securities offered hereby are inconsistent with those described in the accompanying equity index underlying supplement, prospectus supplement or prospectus, the terms described in this document shall control. You should carefully consider, among other things, the matters set forth in “Key Risks” herein and in “Risk Factors” beginning on page S-1 of the equity index underlying supplement and beginning on page S-1 of the prospectus supplement, as the Securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

HSBC USA Inc. has filed a registration statement (including the equity index underlying supplement, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the equity index underlying supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the equity index underlying supplement, prospectus and prospectus supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC web site at www.sec.gov as follows:

Equity index underlying supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025885/tm244959d3_424b2.htm

Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

As used herein, references to the “Issuer,” “HSBC,” “we,” “us” and “our” are to HSBC USA Inc. References to the “prospectus supplement” mean the prospectus supplement dated February 21, 2024, references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated February 21, 2024 and references to the “equity index underlying supplement” mean the equity index underlying supplement dated February 21, 2024.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 100% of your initial investment.

♦	You can tolerate a loss of up to 100% of your initial investment, and you are willing to make an investment that may have downside market risk similar to the Underlying Index.

♦	You believe the Underlying Index will appreciate over the term of the Securities or will not decline and that any appreciation of the Underlying Index is unlikely to exceed the Maximum Gain.

♦	You understand and accept that your potential return is limited by the Maximum Gain.

♦	You are willing and able to accept that the Initial Level of will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Initial Valuation Period, and that the Initial Level may be greater than the level of the Underlying Index at or near the Trade Date.

♦	You are willing and able to accept that the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Final Valuation Period, and that the Final Level may be less than the level of the Underlying Index at or near maturity.

♦	You understand and accept the risks associated with the Underlying Index.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the Underlying Index.

♦	You are willing to hold the Securities to maturity and do not seek an investment for which there is an active secondary market.

♦	You are willing to accept the risk and return profile of the Securities versus a conventional debt security with a comparable maturity issued by HSBC or another issuer with a similar credit rating.

♦	You do not seek current income from your investment and are willing to forgo dividends paid on the stocks included in the Underlying Index.

♦	You are willing to assume the credit risk of HSBC, as Issuer of the Securities, and understand that if HSBC defaults on its obligations, you may not receive any amounts due to you, including any repayment of principal.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of up to 100% of your initial investment..

♦	You seek an investment that is designed to return your full principal amount at maturity.

♦	You cannot tolerate the loss of up to 100% of your initial investment, or you are not willing to make an investment that may have downside market risk similar to the Underlying Index.

♦	You believe that the level of the Underlying Index will decline during the term of the Securities and the Final Level is likely to be less than the Initial Level, and that any appreciation will be greater than the Maximum Gain.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You are unwilling or unable to accept that the Initial Level of the Underlying Index will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Initial Valuation Period, or that the Initial Level may be greater than the level of the Underlying Index at or near the Trade Date.

♦	You are unwilling or unable to accept that the Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the three-month Final Valuation Period, or that the Final Level may be less than the level of the Underlying Index at or near maturity.

♦	You do not understand or accept the risks associated with the Underlying Index.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar or exceed the downside fluctuations in the level of the Underlying Index.

♦	You are unable or unwilling to hold the Securities to maturity and seek an investment for which there will be an active secondary market.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of conventional debt securities with comparable maturities issued by HSBC or another issuer with a similar credit rating.

♦	You seek current income from your investment or prefer to receive the dividends paid on the stocks included in the Underlying Index.

♦	You are not willing or are unable to assume the credit risk of HSBC, as Issuer of the Securities, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. For more information about the Underlying Index, see “Information About the Underlying Index” herein and the accompanying Equity Index Underlying Supplement. You should also carefully review “Key Risks” herein and “Risk Factors” beginning on page S-1 of the Equity Index Underlying Supplement and beginning on page S-1 of the prospectus supplement.

Indicative Terms

Issuer	HSBC USA Inc.
Issue Price	$10.00 per Security
Principal Amount	$10.00 per Security
Term	5 years
Trade Date[1]	July 2, 2025
Settlement Date[1]	July 8, 2025
Initial Valuation Date[1]	September 29, 2025
Final Valuation Date[1]	July 1, 2030
Maturity Date[1]	July 5, 2030
Underlying Index	S&P 500® Index (Ticker: “SPX”)
Upper Threshold	140%of the Initial Level
Downside Threshold	100% of the Initial Level
Upside Gearing

1.74, if the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level;

4.0, if the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold; or

0.6, if the Final Level is equal to or greater than the Downside Threshold but less than 131% of the Initial Level

Maximum Gain	129.42%
Payment at Maturity (per $10 Security)[2]

You will receive a payment on the Maturity Date calculated as follows:

•      If the Final Level is equal to or greater than 183% of the Initial Level:

$10 + ($10 x Maximum Gain) = $10 + ($10 x 129.42%) = $22.942

•      If the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level:

$10 + ($10 x 60% x 31%) + ($10 x 400% x 9%) + [$10 x 174% x (Underlying Index Return -40%)]

= $15.46 + $10 x 1.74 x (Underlying Index Return - 40%)

•      If the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold:

$10 x 1.186 + $10 x 4 x (Underlying Index Return - 31%)]

= $11.86 + $10 x 4 x (Underlying Index Return – 31%)

•      If the Final Level is equal to or greater than Down Threshold but less than 131% of the Initial Level:

$10 + ($10 x 0.6 x Underlying Index Return)

•     If the Final is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlying Index Return)

If the Final Level is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlying Index, and you will lose up to 100% of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC and is not guaranteed by any third party.

Underlying Index Return	Final Level – Initial Level Initial Level
Initial Level	The arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period.
Final Level	The arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period
Initial Valuation Period[1]	The Initial Valuation Period will consist of each scheduled trading day for the Underlying Index from and including July 1, 2025 to and including the Initial Valuation Date. Notwithstanding anything to the contrary in the Equity Index Underlying Supplement, if a Market Disruption Event occurs with respect to the Underlying Index on any Scheduled Trading Day during the Initial Valuation Period prior to the Initial Valuation Date, that day will be disregarded for purposes of determining the Initial Level.
Final Valuation Period[1]	The Final Valuation Period will consist of each scheduled trading day for the Underlying Index from and including April 1, 2030 to and including the Final Valuation Date. Notwithstanding anything to the contrary in the Equity Index Underlying Supplement, if a Market Disruption Event occurs with respect to the Underlying Index on any Scheduled Trading Day

1 Expected. In the event that we make any change to the expected Trade Date or Settlement Date, the Initial Valuation Period, the Final Valuation Period, the Initial Valuation Date, the Final Valuation Date and/or the Maturity Date may be changed to ensure that the stated term of the Securities remains the same. The Initial Valuation Date and the Final Valuation Date may be postponed if that day is not a Scheduled Trading Day with respect the Underlying Index or if a Market Disruption Event occurs with respect to the Underlying Index on that day as described under “Additional Terms of the Notes—Observation Periods” in the accompanying Equity Index Underlying Supplement. In addition, the Maturity Date will be postponed if that day is not a business day or if the Final Valuation Date is postponed as described under “Additional Terms of the Notes—Valuation Dates” in the accompanying Equity Index Underlying Supplement.

2 Payment at maturity and any repayment of principal is provided by HSBC USA Inc., and therefore, is dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

during the Final Valuation Period prior to the Final Valuation Date, that day will be disregarded for purposes of determining the Final Level.
Calculation Agent	HSBC USA Inc. or one of its affiliates
CUSIP/ISIN	40445V415 / US40445V4150
Estimated Initial Value	The Estimated Initial Value of the Securities is expected to be less than the price you pay to purchase the Securities. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market, if any, at any time. The Estimated Initial Value will be calculated on the Trade Date and will be set forth in the pricing supplement to which this free writing prospectus relates. See "Key Risks — The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Trade Date, Is Expected to Be Less Than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any."

Investing in the Securities involves significant risks. You may lose UP TO 100% of your principal amount. Any payment on the Securities, including any repayment of principal AT MATURITY, is subject to the creditworthiness of HSBC.  If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Investment Timeline

The Initial Level is observed and the Upper Threshold is determined.
The Final Level and Underlying Index Return are determined.

•      If the Final Level is equal to or greater than 183% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the Maximum Gain of 129.42%. Accordingly, the payment at maturity per Security would be:

$10 + ($10 x Maximum Gain) = $10 + ($10 x 129.42%) = $22.942

•      If the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 x 60% x 31%) + ($10 x 400% x 9%) + [$10 x 174% x (Underlying Index Return -40%)]

= $15.46 + $10 x 1.74 x (Underlying Index Return - 40%)

•      If the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 x 1.186 + $10 x 4 x (Underlying Index Return - 31%)]

= $11.86 + $10 x 4 x (Underlying Index Return – 31%)

•      If the Final Level is equal to or greater than Down Threshold but less than 131% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 x 0.6 x Underlying Index Return)

•      If the Final is less than the Downside Threshold, the Issuer will repay less than the full principal amount at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index Return. Accordingly, the payment at maturity per Security would be calculated as follows:

$10 + ($10 × Underlying Index Return)

If the Final Level is less than the Downside Threshold, your principal is fully exposed to the decline in the Underlying Index, and you will lose up to 100% of the principal amount of the Securities at maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of HSBC and is not guaranteed by any third party.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but you are urged to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the accompanying Equity Index Underlying Supplement and the accompanying prospectus supplement. You are also urged to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

Risks Relating to the Structure or Features of the Securities

♦     Risk of Loss at Maturity – The Securities differ from ordinary debt securities in that HSBC will not necessarily pay the full principal amount of the Securities at maturity. The Issuer will repay you the principal amount of your Securities only if the Final Level is greater than or equal to the Downside Threshold and will make such payment only at maturity. If the Final Level is less than the Downside Threshold, you will be exposed to the decline in the Underlying Index and the Issuer will repay less than the full principal amount of the Securities at maturity, resulting in a loss of 1% of principal for every 1% decline in the Underlying Index. Accordingly, you may lose up to 100% of your principal.

♦     The Upside Gearing Applies Only if You Hold the Securities to Maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, if any, the price you receive likely will not reflect the full economic value of the Upside Gearing or the Securities themselves, and the return you realize may be less than the product of the performance of the Underlying Index, and the Upside Gearing and may be less than the Underlying Index Return itself, even if such return is positive and does not exceed the Maximum Gain. You can receive the full benefit of the Upside Gearing, subject to the Maximum Gain, only if you hold your Securities to maturity.

♦     Your Maximum Return on the Securities Is Limited by the Maximum Gain — If the Final Level is equal to or greater than 183% of the Initial Level, for each Security, the Issuer will pay you at maturity $10 plus an additional amount that will not exceed a predetermined percentage of the principal amount, regardless of the appreciation of the Underlying Index, which may be significant. We refer to this percentage as the Maximum Gain. Therefore, you will not benefit from any positive Underlying Index Return in excess of an amount that, and then multiplied by the Upside Gearing, exceeds the Maximum Gain, and your return on the Securities may be less than the return on a direct investment in the Underlying Index or its underlying components.

♦    The Initial Level Will Be Calculated Based on the Arithmetic Average of the Closing Levels of the Underlying Index Over the Three-Month Initial Valuation Period — The Initial Level will be calculated by reference to the average of the Closing Levels of the Underlying Index over the three-month Initial Valuation Period. As a result, the Initial Level, the Upper Threshold and the Downside Threshold cannot be determined until the Initial Valuation Date, which occurs approximately three months after the Trade Date. In addition, decreases in the level of the Underlying Index on one or more scheduled trading days during the Initial Valuation Period may be moderated, offset or more than offset by lesser decreases or increases in the level of the Underlying on the other scheduled trading days during the Initial Valuation Period. Therefore, your investment in the Securities may underperform an alternative investment with the Initial Level based solely on the performance of the Underlying Index on a single date at or near the Trade Date. For example, if the level of the Underlying Index were to increase suddenly following the Trade Date such that the Closing Level of the Underlying Index on the Trade Date was significantly lower than the Closing Levels over the following three months, the Initial Level would be significantly greater than the Closing Level of the Underlying Index on the Trade Date and the Initial Level would be more than it would have been if it had been determined based solely on the Underlying Index’s Closing Level on the Trade Date.

♦     The Final Level Will Be Calculated Based on the Arithmetic Average of the Closing Levels over the Three-Month Final Valuation Period — The Final Level will be calculated by reference to the average of the Closing Levels of the Underlying Index over the three-month Final Valuation Period. As a result, increases in the level of the Underlying Index on one or more scheduled trading days during the Final Valuation Period may be moderated, offset or more than offset by lesser increases or decreases in the level of the Underlying Index on the other scheduled trading days during the Final Valuation Period. Therefore, your investment in the Securities may underperform an alternative investment based solely on the performance of the Underlying Index on a single date at or near maturity. For example, if the level of the Underlying Index were to increase suddenly such that the Closing Level of the Underlying Index on the Final Valuation Date was significantly greater than the Closing Levels of the Underlying Index over the prior three months, the Final Level would be significantly less than the Closing Level of the Underlying Index on the Final Valuation Date and the payment at maturity would be less than it would have been if it had been determined based on the Underlying Index's Closing Level on the Final Valuation Date.

♦     The Amount Payable on the Securities Is Not Linked to the Level of the Underlying Index at Any Time Other Than during the Final Valuation Period – The Underlying Index Return will be based on the Final Level, calculated as the arithmetic average of the Closing Levels of the Underlying Index during the Final Valuation Period, subject to postponement for non-trading days and certain Market Disruption Events. Even if the level of the Underlying Index appreciates prior to the Final Valuation Period but then decreases during the Final Valuation Period, the Payment at Maturity will be less, and may be significantly less, than it would have been had the Payment at Maturity been linked to the level of the Underlying Index prior to such decrease. Although the actual level of the Underlying Index on the Maturity Date or at other times during the term of the Securities may be higher than the Final Level, the Payment at Maturity will be based solely on the Final Level calculated as the arithmetic average of the Closing Levels of the Underlying Index during the Final Valuation Period. You may have to sell the Securities at a loss relative to your initial investment even if the level of the Underlying Index at that time is above the Initial Level.

♦    The Probability That the Final Level Will Be Less Than the Downside Threshold Will Depend on the Volatility of the Underlying Index — Volatility is a measure of the degree of variation in the level of the Underlying Index over a period of time. The greater the expected volatilities of the Underlying at the time the terms of the Securities are set, the greater the expectation is at that time that the Final Level will be less than the Downside Threshold, which would result in a loss of up to 100% of your principal at maturity. However, the Underlying Index’ volatilities can change significantly over the term of the Securities. The level of the Underlying could fall sharply, which could result in a significant loss of principal. You should be willing to accept the downside market risk of the Underlying Index and the potential loss of up to 100% of your principal at maturity.

♦     No Assurances of a Flat or Bullish Environment – While the Securities are structured to provide positive returns in a flat or bullish environment, we cannot assure you of the economic environment during the term or at maturity of your Securities and you may lose some or all of your investment.

♦     No Interest Payments – As a holder of the Securities, you will not receive interest payments.

Risks Relating to the Underlying Index

♦     Changes Affecting the Underlying Index – The policies of the Underlying Index’s sponsor concerning additions, deletions and substitutions of the stocks included in the Underlying Index and the manner in which the sponsor takes account of certain changes affecting those stocks included in the Underlying Index may adversely affect the level of the Underlying Index. The policies of the sponsor with respect to the calculation of the Underlying Index could also adversely affect the level of the Underlying Index. The sponsor may discontinue or suspend calculation or dissemination of the Underlying Index. Any such actions could have an adverse effect on the value of the Securities.

General Risk Factors

♦     The Securities Are Subject to the Credit Risk of the Issuer – The Securities are senior unsecured debt obligations of the Issuer, and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Securities will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Securities, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Securities and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦     The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Trade Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any – The Estimated Initial Value of the Securities will be calculated by us on the Trade Date and is expected to be less than the price to public. The Estimated Initial Value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the Securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the Estimated Initial Value of the Securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the Securities to be more favorable to you. We will determine the value of the embedded derivatives in the Securities by reference to our or our affiliates’ internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the Securities that are different from our Estimated Initial Value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The Estimated Initial Value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market (if any exists) at any time..

♦     The Price of Your Securities in the Secondary Market, if Any, Immediately After the Trade Date Is Expected to Be Less Than the Price to Public – The price to public takes into account certain costs. These costs will include our affiliates’ projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the Securities, the underwriting discount and the costs associated with structuring and hedging our obligations under the Securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your Securities in the secondary market, if any, the price you would receive for your Securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your Securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the level of the Underlying Index and changes in market conditions, and cannot be predicted with accuracy. The Securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the Securities to maturity. Any sale of the Securities prior to maturity could result in a loss to you.

♦     If One of Our Affiliates Were to Repurchase Your Securities Immediately After the Settlement Date, the Price You Receive May Be Higher Than the Estimated Initial Value of the Securities – Assuming that all relevant factors remain constant after the Settlement Date, the price at which HSBC Securities (USA) Inc. may initially buy or sell the Securities in the secondary market, if any, and the value that may initially be used for customer account statements, if any, may exceed the Estimated Initial Value on the Trade Date for a temporary period expected to be approximately 6 months after the Settlement Date. This temporary price difference may exist because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Securities and other costs in connection with the Securities that we will no longer expect to incur over the term of the Securities. We will make such discretionary election and determine this temporary reimbursement period on the basis of a number of factors, including the tenor of the Securities and any agreement we may have with the distributors of the Securities. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the Settlement Date of the Securities based on changes in market conditions and other factors that cannot be predicted.

♦     Lack of Liquidity – The Securities will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease any such market-making activities at any time without notice. Because other dealers are not likely to make a secondary market for the Securities, the price at which you may be able to trade your Securities is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the Securities, and therefore you may have to sell your Securities at a significant discount.

♦     Owning the Securities Is Not the Same as Owning the Stocks Included in the Underlying Index – The return on your Securities may not reflect the return you would realize if you actually owned the stocks included in the Underlying Index. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the stocks included in the

Underlying Index would have. The Underlying Index is a price return index, and does not reflect any cash dividend payments paid on its component stocks.

♦        Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS Financial Services Inc. or Their Respective Affiliates – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities and such research, opinions or recommendations may be revised at any time. Any such research, opinions or recommendations could affect the price of the stocks included in the Underlying Index or the level of the Underlying Index, and therefore, the market value of the Securities.

♦        Potential HSBC and UBS Financial Services Inc. Impact on the Underlying Index – Trading or transactions by HSBC, UBS Financial Services Inc., or any of their respective affiliates in the Underlying Index or in futures, options, exchange-traded funds or other derivative products on the Underlying Index, may adversely affect the level of the Underlying Index, and, therefore, the market value of your Securities.

♦        Potential Conflicts of Interest – HSBC, UBS Financial Services Inc., or any of our or their respective affiliates may engage in business with the issuers of the stocks included in the Underlying Index, which could affect the price of such stocks or the level of the Underlying Index and thus, may present a conflict between the obligations of HSBC and you, as a holder of the Securities. The Calculation Agent, which may be HSBC or any of its affiliates, will determine the Payment at Maturity based on observed level of the Underlying Index in the market. The Calculation Agent can postpone the determination of the Official Closing Level on any scheduled trading day during the Initial Valuation Period or the Final Valuation Period if a Market Disruption Event exists on that Scheduled Trading Day. Furthermore, the Calculation Agent can postpone the determination of the Final Level and the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦        Market Price Prior to Maturity – The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the Underlying Index; the volatility of the Underlying Index; the dividends paid on the securities included in the Underlying Index; the time remaining to the maturity of the Securities; interest rates; geopolitical conditions and economic, financial, political and regulatory or judicial events; and the creditworthiness of HSBC.

♦        Securities Are Not Insured or Guaranteed by any Governmental Agency of the United States or any Other Jurisdiction – The Securities are not deposit liabilities or other obligations of a bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Securities is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations when due, you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

♦        Uncertain Tax Treatment – Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See the discussion under “What Are the Tax Consequences of the Securities?” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

Scenario Analysis and Examples at Maturity

The scenario analysis and examples below are provided for illustrative purposes only and are hypothetical. They do not purport to be representative of every possible scenario concerning increases or decreases in the level of the Underlying Index relative to the Initial Level. The hypothetical terms used below are not the actual terms that will apply to the Securities. The actual terms will be set on the Trade Date and will be indicated on the cover of the applicable pricing supplement. We cannot predict the Final Level. You should not take the scenario analysis and these examples as an indication or assurance of the expected performance of the Underlying Index. The numbers appearing in the examples below have been rounded for ease of analysis. The following scenario analysis and examples illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities.

Investment term:	Approximately seven years
Hypothetical Initial Level:	1,000.00
Maximum Gain:	129.42%
Upside Gearing:	1.74, if the Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level;
4.0, if the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold; or
0.6, if the Final Level is equal to or greater than the Downside Threshold but less than 131% of the Initial Level
Hypothetical Upper Threshold:	1,400.00 (140%of the hypothetical Initial Level)
Hypothetical Downside Threshold:	1,000.00 (100% of the hypothetical Initial Level)

Terms used for purposes of these hypothetical examples may not represent the actual Initial Level, Upper Threshold, Downside Threshold or Final Level. The hypothetical Initial Level of 1,000.00 have been chosen for illustrative purposes only and may not represent a likely actual Initial Level. The actual Initial Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Initial Valuation Period, the actual Upper Threshold and Downside Threshold Level will be determined on the Initial Valuation Date, and the actual Final Level will be the arithmetic average of the Closing Levels of the Underlying Index over the Final Valuation Period. For historical Closing Levels of the Underlying Index, please see the historical information set forth under the sections titled “Information About the Underlying” below. We cannot predict the Closing Level of the Underlying Index on any day during the term of the Securities, including during the Initial Valuation Period and Final Valuation Period.

Final Level	Underlying Index Return	Payment at Maturity	Total Return on Securities at Maturity[1]
2,500.00	150.00%	$22.942	129.42%
2,000.00	100.00%	$22.942	129.42%
1,900.00	90.00%	$22.942	129.42%
1,830.00	83.00%	$22.942	129.42%
1,800.00	80.00%	$22.420	124.20%
1,600.00	60.00%	$18.940	89.40%
1,400.00	40.00%	$15.460	54.60%
1,350.00	35.00%	$13.460	34.60%
1,320.00	32.00%	$12.260	22.60%
1,310.00	31.00%	$11.860	18.60%
1,200.00	20.00%	$11.200	12.00%
1,100.00	10.00%	$10.600	6.00%
1,000.00	0.00%	$10.000	0.00%
900.00	-10.00%	$9.000	-10.00%
800.00	-20.00%	$8.000	-20.00%
600.00	-40.00%	$6.000	-40.00%
500.00	-50.00%	$5.000	-50.00%
400.00	-60.00%	$4.000	-60.00%
300.00	-70.00%	$3.000	-70.00%
200.00	-80.00%	$2.000	-80.00%
100.00	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%

1 The “total return” is the number, expressed as a percentage, that results from comparing the payment at maturity per Security to the purchase price of $10 per Security.

Example 1 — The Final Level is equal to or greater than 183% of the Initial Level

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	2,500.00
Hypothetical Upper Threshold:	1,400.00
Hypothetical Downside Threshold:	1,000.00
Underlying Index Return	150.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (2,500.00 – 1,000.00) / 1,000.00 = 150.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than 183% of the Initial Level, the Issuer will pay the principal amount of the Securities at maturity plus a positive return equal to the Maximum Gain of 129.42%. Accordingly, the payment at maturity per Security would be:

$10 + ($10 x Maximum Gain) = $10 + ($10 x 129.42%) = $22.942

In this scenario, the payment at maturity of $22.942 is the Maximum Gain of 129.42%. As a result, an investment in the Securities would underperform a hypothetical alternative investment providing 1-to-1 exposure to the appreciation of the Index from the Initial Level without a Maximum Gain.

Example 2 — The Final Level is equal to or greater than the Upper Threshold but less than 183% of the Initial Level

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,600.00
Hypothetical Upper Threshold	1,400.00
Hypothetical Downside Threshold:	1,000.00
Underlying Index Return	60.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,600.00 – 1,000.00) / 1,000.00 = 60.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than the Upper Threshold of 140% but less than 183% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 x 60% x 31%) + ($10 x 400% x 9%) + [$10 x 174% x (Underlying Index Return -40%)]

= $15.46 + $10 x 1.74 x (60% - 40%)

= $18.940

The payment at maturity of $18.940 per Security represents a total return on the Securities of 89.40%.

Example 3 — The Final Level is equal or greater than 131% of the Initial Level but less than the Upper Threshold

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,350.00
Hypothetical Upper Threshold:	1,400.00
Hypothetical Downside Threshold:	1,000.00
Underlying Index Return	35.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,350.00 – 1,000.00) / 1,000.00 = 35.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than 131% of the Initial Level but less than the Upper Threshold of 140%, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 x 1.186 + $10 x 4 x (Underlying Index Return - 31%)]

= $11.86 + $10 x 4 x (35% – 31%)

= $13.46

The payment at maturity of $13.46 per Security represents a total return on the Securities of 34.60%.

Example 4 — The Final Level is equal to or greater than Down Threshold but less than 131% of the Initial Level:

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	1,200.00
Hypothetical Upper Threshold:	1,400.00
Hypothetical Downside Threshold:	1,000.00
Underlying Index Return	20.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (1,200.00 – 1,000.00) / 1,000.00 = 20.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is equal to or greater than Down Threshold of 100% but less than 131% of the Initial Level, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 x 0.6 x Underlying Index Return)

= $10 + ($10 x 0.6 x 20%)

= $11.20

The payment at maturity of $11.20 per Security represents a total return on the Securities of 12.00%.

Example 5 — The Final Level is less than the Downside Threshold

Underlying Index
Hypothetical Initial Level	1,000.00
Hypothetical Final Level	600.00
Hypothetical Upper Threshold:	1,400.00
Hypothetical Downside Threshold:	1,000.00
Underlying Index Return	-40.00%

Step 1: Calculate the Underlying Index Return:

(Final Level – Initial Level) / Initial Level = (600.00 – 1,000.00) / 1,000.00 = -40.00%

Step 2: Calculate the Payment at Maturity:

Because the Final Level is less than the Downside Threshold but less than the Upper Threshold, the Issuer will pay a payment at maturity calculated as follows per Security:

$10 + ($10 × Underlying Index Return)

= $10 + ($10 × -40%) = $10 - $4.00

= $6.00

The payment at maturity of $6.00 per Security represents a loss on the Securities of 40.00%, which reflects the Underlying Index Return of -40.00%. As this example illustrates, if the Final Level is less than the Downside Threshold, you will incur a loss on your investment.

If the Final Level is less than the Downside Threshold, at maturity the Issuer will repay less than the full principal amount, resulting in a loss of 1% of principal for every 1% decline in Underlying Index. Investors could lose up to 100% of their principal amount.

The Initial Level will be calculated by reference to an average of the Closing Levels of the Underlying Index during the three-month Initial Valuation Period, and the Final Level will be calculated by reference to an average of the Closing Levels of the Underlying Index during the three-month Final Valuation Period. These averaging features may result in a lower return at maturity than a return based solely on the performance of the Underlying Index as measured on a single date at or near the Trade Date to determine the Initial Level and on a single date at or near maturity to determine the Final Level. See “Risk Factors” above.

What Are the Tax Consequences of the Securities?

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities. Under one reasonable approach, the Securities should be treated as pre-paid executory contracts with respect to the Underlying Index. HSBC intends to treat the Securities consistent with this approach, and pursuant to the terms of the Securities, you agree to treat the Securities under this approach for all U.S. federal income tax purposes. Subject to certain limitations described in the accompanying prospectus supplement, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat the Securities in accordance with this approach. Pursuant to this approach, HSBC does not intend to report any income or gain with respect to the Securities prior to their maturity or an earlier sale or exchange and HSBC intends to treat any gain or loss upon maturity or an earlier sale or exchange as long-term capital gain or loss, provided you have held the Security for more than one year at such time for U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to Securities that are treated as pre-paid executory contracts.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Securities, other characterizations and treatments are possible and the timing and character of income in respect of the Securities might differ materially and adversely from the treatment described above. For example, the Securities could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes, subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

In Notice 2008-2, the Internal Revenue Service (“IRS”) and the Treasury Department requested comments as to whether the purchaser of an exchange traded note or pre-paid forward contract (which may include the Securities) should be required to accrue income during its term under a mark-to-market, accrual or other methodology, whether income and gain on such a note or contract should be ordinary or capital, and whether foreign holders should be subject to withholding tax on any deemed income accrual. Accordingly, it is possible that regulations or other guidance could provide that a U.S. holder (as defined in the accompanying prospectus supplement) of the Securities is required to accrue income in respect of the Securities prior to the receipt of payments with respect to the Securities or their earlier sale. Moreover, it is possible that any such regulations or other guidance could treat all income and gain of a U.S. holder in respect of the Securities as ordinary income (including gain on a sale). Finally, it is possible that a non-U.S. holder (as defined in the accompanying prospectus supplement) of the Securities could be subject to U.S. withholding tax in respect of the Securities. It is unclear whether any regulations or other guidance would apply to the Securities (possibly on a retroactive basis). Prospective investors are urged to consult with their tax advisors regarding Notice 2008-2 and the possible effect to them of the issuance of regulations or other guidance that affects the U.S. federal income tax treatment of the Securities.

HSBC will not attempt to ascertain whether any of the entities whose stock is included in the Underlying Index would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If one or more of the entities whose stock is included in the Underlying Index were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the entities whose stock is included in the Underlying Index and consult your tax advisor regarding the possible consequences to you if one or more of the entities whose stock is included in the Underlying Index is or becomes a PFIC or USRPHC.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the Securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their tax advisors regarding the U.S. federal estate tax consequences of investing in the Securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, IRS guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta-one instruments and that are issued before January 1, 2027. Based on the Issuer’s determination that the Securities are not “delta-one” instruments, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the Securities. However, it is possible that the Securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Index or the Securities, and following such occurrence the Securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Index or the Securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the Securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

Information About the Underlying

The S&P 500® Index

The S&P 500® Index ("SPX") is a market capitalization-weighted index intended to provide a performance benchmark for the large-cap U.S. equity markets. The SPX includes a representative sample of 500 companies in leading industries of the U.S. economy.

For more information about the SPX, see “The S&P 500® Index” beginning on page S-54 of the accompanying Equity Index Underlying Supplement.

Historical Performance of the Underlying Index

The following graph sets forth the historical performance of the Underlying Index based on the daily historical closing levels from July 1, 2015 to July 1, 2025, as reported on the Bloomberg Professional® service. The blackline line represents a hypothetical Upper Threshold and a hypothetical Downside Threshold, which is equal to 100.00% of the Closing Level of the Underlying Index on July 1, 2025. The actual Upper Threshold and Downside Threshold will be determined on the Initial Valuation Date and will be based on the Initial Level, which will be calculated by reference to an average of the Closing Levels of the Underlying Index during the three-month Initial Valuation Period.

We have not undertaken any independent review of, or made any due diligence inquiry with respect to, the information obtained from the Bloomberg Professional® service. The historical levels of the SPX should not be taken as an indication of future performance.

Source: Bloomberg Professional® service

Events of Default and Acceleration

If the Securities have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Securities, the Calculation Agent will determine the accelerated payment due and payable at maturity in the same general manner as described in “Indicative Terms” in this free writing prospectus. In that case, the scheduled trading day immediately preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining the Underlying Index Return. If a Market Disruption Event exists on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Securities have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Securities. For more information, see “Description of Debt Securities—Senior Debt Securities—Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Securities from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC Securities (USA) Inc. will agree to sell to the Agent, and the Agent will agree to purchase, all of the Securities at the price to public less the underwriting discount indicated on the cover hereof. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. The Agent may allow a concession to its affiliates not in excess of the underwriting discount set forth on the cover hereof.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Securities in the secondary market, but is not required to do so and may cease making such offers at any time. HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties, which may include the Agent, in connection with the sale of the Securities and the Agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the Securities, but is under no obligation to make a market in the Securities and may discontinue any market-making activities at any time without notice.

We expect that delivery of the Securities will be made against payment for the Securities on or about the Settlement Date set forth on the cover page of this document, which is more than one business day following the Trade Date. Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Securities more than one business day prior to the Settlement Date will be required to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-87 in the accompanying prospectus supplement.